UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 10, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50855 (Commission File Number)	23-3016883 (I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

License and Commercialization Agreement between Auxilium Pharmaceuticals, Inc. and VIVUS, Inc.

On October 10, 2013, Auxilium Pharmaceuticals, Inc. (the “Company” or “Auxilium”) and VIVUS, Inc. (“VIVUS,” and together with Auxilium, the “Parties”, and each individually, a “Party”) entered into a License and Commercialization Agreement (the “License Agreement”).  Under the License Agreement, Auxilium was granted the exclusive right to commercialize VIVUS’s pharmaceutical product STENDRATM (avanafil) (the “Product”) for the treatment of any urological disease or condition in humans, including male erectile dysfunction (the “Field”), in the United States and Canada and their respective territories (the “Territory”).  A summary of certain terms of the License Agreement is set forth below.

Upfront, Milestone and Royalty Payments:

•                  Auxilium will pay to VIVUS a one time license fee of $30 million.

•                  Auxilium will make a $15 million regulatory milestone payment to VIVUS if the Food and Drug Administration (“FDA”) approves the STENDRA label expansion described below.

•                  Auxilium may make up to an aggregate of $255 million in potential milestone payments to VIVUS based on the achievement of certain net sales targets by Auxilium.

•                  Auxilium will make royalty payments to VIVUS based on tiered percentages of the aggregate annual net sales of the Product in the Territory on a quarterly basis.  The percentage of Auxilium’s aggregate annual net sales to be paid to VIVUS increases in accordance with the achievement of specified thresholds of aggregate annual net sales of the Product in the Territory.  At the lowest tier, the royalty payable is in the range of 5% to 10% and, at the highest tier, the royalty payable is in the range of 15% to 20%.

•                  If Auxilium’s net sales of the Product in a country are reduced by certain amounts following the entry of a generic product to the market, royalty payments will be reduced by an amount that will be a function of the degree to which the Parties agree the market for the Product has been reduced.

•                  Auxilium may also make royalty payments and, if a certain annual sales threshold is met, a milestone payment to VIVUS in satisfaction of VIVUS’s payment obligations to Mitsubishi Tanabe Pharma Corporation (“MTPC”) set forth in an agreement between MTPC and VIVUS, as amended, pursuant to which MTPC granted VIVUS certain intellectual property rights relating to the Product in exchange for certain royalty and milestone payments to MTPC.  Should any royalties be payable to MTPC, they will be in a range of 4% to 7%.  The maximum amount payable for the future milestone (assuming there are no sales anywhere outside of the United States) is $6 million and is payable only if annual sales exceed a certain threshold.

Term of the License Agreement:

•                  Subject to each Party’s termination rights, the License Agreement will remain in effect until the later of, on a country by country basis, (i) ten years from the date the Product launches in such country, and (ii) the expiration of the last to expire patent covering the Product in such country.  Upon the expiration of the term of the License Agreement, the license grant by VIVUS to Auxilium will become fully paid-up, royalty-free, perpetual and irrevocable.

Exclusivity:

•                  Neither of the Parties is permitted to directly or indirectly develop, commercialize, or in-license any product that competes with the Product in the Territory during a period of five years from the effective date of the License Agreement.

Licenses/Intellectual Property:

•                  VIVUS granted Auxilium an exclusive license (even as to VIVUS), with a right to sublicense, subject to certain limitations, under certain of VIVUS’s trademarks, including STENDRA, to market, sell and distribute the Product in the Territory.

•                  VIVUS granted Auxilium an exclusive license (even as to VIVUS), with a right to sublicense, subject to certain limitations, under certain of VIVUS’s patents and know-how (i) to use, distribute, import, promote, market, sell, offer for sale or otherwise commercialize Products in the Field in the Territory, (ii) to make and have made Products anywhere in the world, with certain exceptions, and (iii) to conduct certain development activities on the Product in the Field in support of obtaining regulatory approval in the Territory.

Manufacturing rights/supply obligations/pricing:

•                  Auxilium will obtain the Product exclusively from VIVUS pursuant to a Commercial Supply Agreement entered into between Auxilium and VIVUS, as further described below.  At a time selected by Auxilium, but no later than the third anniversary of the effective date of the License Agreement, Auxilium may elect to transfer control of the supply chain for the Product to itself or its designee (the “Supply Chain Transfer”).

Development and commercialization responsibilities and costs:

•                  At VIVUS’s sole cost and expense, VIVUS shall be responsible for preparing and filing with the FDA the appropriate documents to obtain a label expansion for the Product referencing a specific time of onset.  VIVUS shall use its commercially reasonable efforts to obtain approval of such label expansion filing.

•                  Auxilium will be solely responsible for commercializing the Product in the Field in the Territory during the term of the License Agreement, subject to its annual marketing plans, and will be solely responsible for all costs and expenses associated with such commercialization activities.

Right to terminate agreement/license:

•                  Either Party may terminate the License Agreement as a result of the other Party’s material breach or bankruptcy.

•                  VIVUS may terminate the License Agreement immediately upon written notice to Auxilium if Auxilium is excluded from participation in the United States federal healthcare programs.

•                  After the first anniversary of the Product launch in the United States, Auxilium may terminate the License Agreement for any reason upon 180 days written notice.

•                  Auxilium may terminate the License Agreement upon a generic entry into the market upon 30 days written notice.

Commercial Supply Agreement between Auxilium Pharmaceuticals, Inc. and VIVUS, Inc.

On October 10, 2013, Auxilium and VIVUS entered into a Commercial Supply Agreement (the “Supply Agreement”).  Under the Supply Agreement, VIVUS will be the exclusive supplier to Auxilium of the Product for commercialization by Auxilium in the Field in the Territory under the terms of the License Agreement.  A summary of certain terms of the Supply Agreement is set forth below.

Supply of Product:

•                  VIVUS will manufacture the Product, directly or through one or more third party subcontractors.

•                  VIVUS currently obtains the Product solely from MTPC and will continue to obtain the Product solely from MTPC (who will have an obligation to supply VIVUS until June 30, 2015) unless and until VIVUS qualifies with the FDA a third party manufacturer who is able to manufacture the Product in accordance with required specifications and applicable laws.

Minimum Purchase Requirements:

•                  Auxilium will purchase all of its requirements for the Product from VIVUS, subject to the Supply Chain Transfer described above.

•                  For 2015 and each subsequent year during the term, should Auxilium fail to purchase an agreed minimum amount of the Product from VIVUS, it will reimburse VIVUS for the shortfall as it relates to VIVUS’s out-of-pocket costs to acquire certain raw materials needed to manufacture the Product.

Price of Product:

•                  Auxilium will pay to VIVUS its manufacturing cost plus a certain percentage mark up for each unit of Product.

Term:

•                  Subject to each Party’s termination rights, the term of the Supply Agreement will remain until December 31, 2018.

•                  Either Party may terminate the Supply Agreement as a result of the other Party’s material breach or bankruptcy.

•                  Either Party may terminate the Supply Agreement if the License Agreement is terminated. The Supply Agreement will automatically terminate upon the completion of the Supply Chain Transfer.

The foregoing is a summary description of certain terms of the License Agreement and the Supply Agreement and, by its nature, is incomplete.  It is qualified in its entirety by the text of the License Agreement and the Supply Agreement, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2013.  All readers are encouraged to read the entire text of the License Agreement and the Supply Agreement.  Certain terms of the License Agreement and the Supply Agreement have been omitted from this Current Report on Form 8-K and will be omitted from the version of the License Agreement and the Supply Agreement attached as an exhibit to the Company’s upcoming Form 10-K pursuant to a Confidential Treatment Request that the Company plans to file with the Securities and Exchange Commission at the time of the filing of such Form 10-K.

Item 7.01                                           Regulation FD Disclosure.

On October 11, 2013, the Company issued a press release announcing the Company’s entry into the License Agreement with VIVUS.  The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                                           Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated October 11, 2013, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: October 11, 2013	By:	/s/ Andrew I. Koven

Andrew I. Koven
Executive Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 11, 2013, issued by Auxilium Pharmaceuticals, Inc.